EXHIBIT 5.1


                        [GOODWIN PROCTER LLP LETTERHEAD]



                                  May 28, 2004



Watts Water Technologies, Inc.
815 Chestnut Street
North Andover, Massachusetts  01845

      Re: Legality of Securities to be Registered Under Registration Statement on Form S-8

Ladies and Gentlemen:

      This opinion is furnished in connection with the registration statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the sale of up to an aggregate of 3,000,000 shares (the "Shares") of class A common stock, par value $0.10 per share, of Watts Water Technologies, Inc., a Delaware corporation (the "Company"), which may be issued under the Watts Water Technologies, Inc. 2004 Stock Incentive Plan (the "Plan").

      In connection with rendering this opinion, we have examined (i) the Restated Certificate of Incorporation of the Company, as amended, as on file with the Secretary of State of the State of Delaware, (ii) the Amended and Restated By-laws of the Company, as amended, (iii) such records of the corporate proceedings of the Company as we deemed material, (iv) the Registration Statement and the exhibits thereto and the related prospectus, (v) the Plan, and
(vi) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

      We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts and the Delaware General Corporation Law (which includes applicable provisions of the Delaware General Corporation Law and reported judicial decisions interpreting the Delaware General Corporation Law and applicable provisions of the Delaware Constitution), and express no opinion with respect to the blue sky or securities laws of any state, including, without limitation, Massachusetts and Delaware.

Watts Water Technologies, Inc.
May 28, 2004
Page 2


      Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable under the Delaware General Corporation Law.

      The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

      The opinions expressed herein are being furnished to you solely for your benefit in connection with the Registration Statement, and may not be used or relied upon by you for any other purpose. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                          Sincerely,

                                          /S/ GOODWIN PROCTER LLP

                                          GOODWIN PROCTER LLP